UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2006

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

(614) 418-8000
(Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The Compensation Committee of the Board of Directors of M/I Homes, Inc. (the “Company”), at its meeting held on August 17, 2006, took the following actions with regard to compensation of the Company’s non-employee directors:

(1) granted 1,000 Stock Units to each of the current non-employee directors of the Company (Joseph A. Alutto, Ph.D, Friedrich K.M. Böhm, Yvette McGee Brown, Thomas D. Igoe, Jeffrey H. Miro and Norman L. Traeger), pursuant to the terms of the M/I Homes, Inc. 2006 Director Equity Incentive Plan (the “2006 Director Plan”) and that certain form of Stock Units Award Agreement, attached hereto as Exhibit 10.1 (the “Form of Stock Unit Agreement”), in respect of services provided as a director during the 2006 fiscal year; and

(2) granted an additional 1,000 Stock Units to each of the current non-employee directors of the Company who served as a non-employee director during the 2005 fiscal year (Joseph A. Alutto, Ph.D, Friedrich K.M. Böhm, Thomas D. Igoe, Jeffrey H. Miro and Norman L. Traeger), pursuant to the terms of the 2006 Director Plan and the Form of Stock Unit Agreement, in respect of services provided as a director during the 2005 fiscal year.

Pursuant to the terms of the 2006 Director Plan and the Form of Stock Unit Agreement, the Stock Units granted will be settled in common shares, $.01 par value, of the Company upon the applicable non-employee director’s separation of service from the Company.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits
(c) Exhibits:

Exhibit No.	Description of Documents
10.1	Form of M/I Homes, Inc. 2006 Director Equity Incentive Plan Stock Units Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2006

M/I Homes, Inc.

By:	/s/ Ann Marie W. Hunker
Ann Marie W. Hunker
Controller and Chief Accounting Officer

Index to Exhibits

Exhibit No.	Description of Documents
10.1	Form of M/I Homes, Inc. 2006 Director Equity Incentive Plan Stock Units Award Agreement